United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 14, 2024

Date of Report (Date of earliest event reported)

Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6201 Fairview Road, Suite 225 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 826-7280

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On May 14, 2024, Cheetah Net Supply Chain Service Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with AC Sunshine Securities LLC, the Company’s exclusive placement agent (the “Placement Agent”), on a best efforts basis, relating to the Company’s public offering (the “Offering”) of 13,210,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) for a price of $0.62 per share, less certain placement agent fees. On the same day, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with purchasers identified therein (the “Purchasers”).

The Placement Agency Agreement contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company.

On May 15, 2024, the Company closed the Offering pursuant to the prospectus included in its registration statement on Form S-1, as amended (File No. 333-276300), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 28, 2023, and declared effective by the SEC on April 26, 2024, and a registration statement on Form S-1 (File No. 333-279388) filed on May 13, 2024, pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”). The final prospectus was filed on May 15, 2024.

The Offering resulted in gross proceeds to the Company of approximately $8.19 million, before deducing placement agent fees and other offering expenses and fees. The Company paid the Placement Agent a cash fee equal to 3.5% of the gross proceeds raised in the Offering.

A copy of the Placement Agency Agreement and the form of the Purchase Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein. The foregoing summaries of the terms of the Placement Agency Agreement and the Purchase Agreement do not purport to be a complete description of each of the documents described in this report and are qualified in their entirety by such documents.

Item 7.01 Regulation FD Disclosure.

On May 14, 2024, the Company issued a press release regarding the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

On May 15, 2024, the Company issued a press release regarding the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 hereto.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this report in such filing.

Item 9.01.	Exhibits.

Exhibit No.	Description
10.1	Placement Agency Agreement dated May 14, 2024 by and between the Company and the Placement Agent

10.2	Form of the Securities Purchase Agreement dated May 14, 2024 by and between the Company and the Purchasers

99.1	Press Release dated May 14, 2024 on Pricing of the Offering

99.2	Press Release dated May 15, 2024 on Closing of the Offering

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2024

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors